PROSPECTUS SUPPLEMENT                     This Prospectus Supplement,
FOR THE PERIOD ENDING,                    filed pursuant to Rule 424(b)(3)
JUNE 30, 1998 TO                          relates to Registration Statement
PROSPECTUS DATED                          No. 33-41755-01 and the
SEPTEMBER 24, 1991                        Prospectus dated September 24, 1991


                 SECURITIES AND EXCHANGE COMMISSION
                       450  Fifth Street, N.W.
                       Washington, D.C.  20549


                            FORM  8-K


                          CURRENT  REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 15, 1998




              SCFC Recreational Vehicle Loan Trust 1991-1
          (Exact name of registrant as specified in its charter)


    Illinois                  33-41755-01                Not Applicable
  (State of                  (Commission                (IRS Employer
   organization)              File Number)               Identification No.)

c/o SCFC Receivables Financing Corporation
12 Read's Way
New Castle, Delaware                                   19720
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (302)323-7101

                                 Not Applicable
                   (Former address, if changed since last report)

                               Page 1 of 9

                     Index to Exhibits is on page 4

Item 5. Other Events

On July 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the June, 1998 Collection Period with respect to SCFC Recreational Vehicle Loan Trust 1991-1, which is attached as
Exhibit 21 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description

21 Monthly Certificateholders' Statement, for SCFC Recreational Vehicle Loan Trust 1991-1 related to the Collection Period ending June 30, 1998.

                             Signatures

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed, thereunto duly authorized.


                                SCFC Recreational Vehicle Loan Trust 1991-1
                                     (Registrant)

                                By:  SCFC RECEIVABLES FINANCING
                                     CORPORATION
                                     as originator of the Trust


                                By: /s/  Nancy Donovan
                                -------------------------------------
                                         Nancy Donovan
                                         President



Date: July 15, 1998

                             EXHIBIT INDEX


Exhibit No.      Description

21 Monthly Certificateholders' Statement for SCFC Recreational Vehicle Loan Trust 1991-1, related to the Collection Period ending June 30, 1998

                                                                   Exhibit 21
                  SCFC RECREATIONAL VEHICLE LOAN TRUST 1991-1
           7.25% Recreational Vehicle Loan Pass-Through Certificates

           ==========================================================


         Distribution Date        July 15, 1998
         Collection Period        June  1998


     Under the Pooling and Servicing Agreement dated as of September 1,
1991 by and among NOVUS Credit Services, Inc. (formerly known as Sears Consumer Financial Corporation), SCFC Receivables Financing Corporation and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association ) as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate and certain other information is presented based upon the aggregate amounts for the Trust as a whole.


A.  Information Regarding the Current Monthly Distribution.
    -------------------------------------------------------
    1.  Class A Certificates.
        ---------------------
        (a) The aggregate amount of the distribution
            to Class A Certificateholders on the Dis-
            tribution Date set forth above.                     $1,393.584.12

        (b) The amount of the distribution set forth in
            paragraph (a) above in respect of interest.           $190,561.38

        (c) The amount of the distribution set forth in
            paragraph (a) above in respect of principal.        $1,203,022.74

        (d) The amount of the distribution set forth in
            paragraph (a) above, per $1,000 interest.               $5.165526

        (e) The amount of the distribution set forth in
            paragraph (b) above, per $1,000 interest.               $0.706344

        (f) The amount of the distribution set forth in
            paragraph (c) above, per $1,000 interest.               $4.459182

                                     5

    2.  Class B Certificates.
        ---------------------
        (a) The aggregate amount of the distribution
            to Class B Certificateholders on the Dis-
            tribution Date set forth above.                             $0.00

        (b) The amount of the distribution set forth in
            paragraph (a) above in respect of interest.                 $0.00

        (c) The amount of the distribution set forth in
            paragraph (a) above in respect of principal.                $0.00


   B. Information Regarding the Performance of the Trust.
    ---------------------------------------------------
    1.  Pool Balance and Certificate Balances.
        --------------------------------------
        (a) The aggregate Principal Balance of the
            Receivables at the end of the Collection
            Period.                                            $34,475,194.70

        (b) The aggregate outstanding principal amount
            of the Class A Certificates as of the end of
            the Collection Period set forth above, after
            giving effect to payments allocated to prin-
            cipal in paragraph A.1.(c) above.                  $30,338,171.34

        (c) The aggregate outstanding principal amount
            of the Class B Certificates as of the end of
            the Collection Period set forth above, after
            giving effect to payments allocated to prin-
            cipal in paragraph A.2.(c) above.                   $4,137,023.36

        (d) The Pool Factor at the end of the Collection
            Period set forth above.                                 0.1124529

    2.  Servicing Fee.
        --------------
        (a) The aggregate amount of the Servicing Fee
            paid to the Servicer with respect to the Col-
            lection Period set forth above.                        $29,868.56

        (b) The portion of the payment set forth in para-
            graph (a) above attributable to the Class A
            Certificates.                                          $26,284.33

        (c) The amount of the payment set forth in para-
            graph (b) above, per $1,000 interest.                   $0.097427

        (d) The amount of the payment set forth in para-
            graph (a) above attributable to the Class B
            Certificates.                                           $3,584.23

                                  6


    3.  Payment Shortfalls.
        -------------------
        (a) The amount of the Class A Carryover Short-
            fall after giving effect to the payments set
            forth in paragraph A.1.(a) above.                           $0.00

        (b) The change in the amount of the Class A Carry-
            over Shortfall set forth in paragraph (a) above
            from such amount as of the end of the prior
            Collection Period.                                          $0.00

        (c) The amount of the Class A Carryover Short-
            fall set forth in paragraph (a) above allocated
            to interest.                                                $0.00

        (d) The amount of the Class A Carryover Short-
            fall set forth in paragraph (a) above allocated
            to principal.                                               $0.00

        (e) The amount of the Servicer Shortfall after
            giving effect to the payment set forth in
            paragraph B.2.(a) set forth above.                          $0.00

        (f) The change in the amount of the Servicer Short-
            fall set forth in paragraph (e) above from such
            amount as of the end of the prior Collection
            Period.                                                     $0.00

        (g) The amount of the Class B Shortfall after
            giving effect to the payments set forth in
            paragraph A.2.(a) above.                            $4,007,459.04

        (h) The change in the amount of the Class B Short-
            fall set forth in paragraph (g) above from such
            amount as of the end of the prior Collection
            Period.                                               $190,034.20

        (i) The amount of the Class B Shortfall set forth
            in paragraph (g) above allocated to interest.         $703,106.74

        (j) The amount of the Class B Shortfall set forth
            in paragraph (g) above allocated to principal.      $3,304,352.30

                                  7

    4.  Reserve Funds.
        -------------
        (a) The balance of the Seller Reserve Fund on the
            Distribution Date set forth above after
            giving effect to the deposits and withdrawals
            made therefrom on such Distribution Date.           $4,893,412.88

        (b) The change in the balance of the Seller Reserve
            Fund set forth in paragraph (a) above from such
            balance as of the end of the prior Collection
            Period.                                               $127,506.71

        (c) The balance of the Subordination Reserve Fund
            on the Distribution Date set forth above
            after giving effect to the deposits and with-
            drawals made therefrom on such Distribution
            Date.                                               $6,985,154.08

        (d) The change in the balance of the Subordination
            Reserve Fund set forth in paragraph (c) above
            from such balance as of the end of the prior
            Collection Period.                                    $202,493.07


    5.  Payahead Account.
        ----------------
        (a) The aggregate Payahead Balance at the end of
            the Collection Period set forth above.                $391,958.20

        (b) The change in the Payahead Balance from the
            prior Collection Period.                               $15,489.97


    6.  Delinquencies and Charge-Offs.
        -----------------------------
        (a) The aggregate principal amount of all
            Receivables which were delinquent 30 days to
            60 days as of the last day of the Collection
            Period set forth above                                $674,991.18

        (b) The aggregate principal amount of all
            Receivables which were delinquent 60 days or
            more as of the last day of such Collection
            Period                                                $679,691.77

        (c) The aggregate principal amount of all
            Receivables which became Defaulted Receiv-
            ables during such Collection Period                    $56,640.26

                                  8

        (d) The number of Receivables which became
            Defaulted Receivables during such Collection
            Period                                                          4

        (e) The number of Receivables in the pool at the
            end of such Collection Period after
            giving effect to any repurchases by the
            Seller or purchases by the Servicer                         2,165

        (f) The number of Receivables in the pool at the
            end of such Collection Period as to which
            the related vehicles have been repossessed
            but not yet sold                                               13

        (g) The aggregate amount of Liquidation Proceeds
            collected during such Collection Period                $70,083.13
